Exhibit 1.2

UnitedHealth Group Incorporated

Debt Securities

Pricing Agreement

Banc of America Securities LLC

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

As Representatives of the several Underwriters

named in Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

February 4, 2008

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Minnesota corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 4, 2008 (the “Underwriting Agreement”), between the Company on the one hand and Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Underwriting Agreement and the address of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 5:30 p.m. (Eastern Time) on February 4, 2008 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated February 4, 2008, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including final term sheets in the form set forth in Schedule IV.

1

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Robert W. Oberrender
Name:	Robert W. Oberrender
Title:	Senior Vice President and Treasurer

BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC. J.P. MORGAN SECURITIES INC.

By:	Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
Brian D. Bednarski
Managing Director

2

SCHEDULE I

Underwriters	Principal Amount of 2011 Notes	Principal Amount of 2013 Notes	Principal Amount of 2018 Notes	Principal Amount of 2038 Notes
Banc of America Securities LLC	$72,500,000	$159,500,000	$319,000,000	$319,000,000
Citigroup Global Markets Inc.	$72,500,000	$159,500,000	$319,000,000	$319,000,000
J.P. Morgan Securities Inc.	$72,500,000	$159,500,000	$319,000,000	$319,000,000
Deutsche Bank Securities Inc.	$5,000,000	$11,000,000	$22,000,000	$22,000,000
Morgan Stanley & Co. Incorporated	$5,000,000	$11,000,000	$22,000,000	$22,000,000
Bear, Stearns & Co. Inc.	$3,750,000	$8,250,000	$16,500,000	$16,500,000
Goldman, Sachs & Co.	$3,750,000	$8,250,000	$16,500,000	$16,500,000
Lehman Brothers Inc.	$3,750,000	$8,250,000	$16,500,000	$16,500,000
Loop Capital Markets, LLC	$3,750,000	$8,250,000	$16,500,000	$16,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$3,750,000	$8,250,000	$16,500,000	$16,500,000
The Williams Capital Group, L.P.	$3,750,000	$8,250,000	$16,500,000	$16,500,000

Total	$250,000,000	$550,000,000	$1,100,000,000	$1,100,000,000

Schedule I-1

SCHEDULE II

Title of Designated Securities:

Floating Rate Notes Due February 7, 2011 (the “2011 Notes”)

4.875% Notes Due February 15, 2013 (the “2013 Notes”)

6.000% Notes Due February 15, 2018 (the “2018 Notes”)

6.875% Notes Due February 15, 2038 (the “2038 Notes”)

Aggregate principal amount:

$250,000,000 for the 2011 Notes

$550,000,000 for the 2013 Notes

$1,100,000,000 for the 2018 Notes

$1,100,000,000 for the 2038 Notes

Price to Public:

2011 Notes: 100.000% of the principal amount of the 2011 Notes, plus accrued interest, if any, from February 7, 2008.

2013 Notes: 99.695% of the principal amount of the 2013 Notes, plus accrued interest, if any, from February 7, 2008.

2018 Notes: 99.909% of the principal amount of the 2018 Notes, plus accrued interest, if any, from February 7, 2008.

2038 Notes: 98.475% of the principal amount of the 2038 Notes, plus accrued interest, if any, from February 7, 2008.

Purchase Price by Underwriters:

2011 Notes: 99.650% of the principal amount of the 2011 Notes, plus accrued interest, if any, from February 7, 2008, if settlement occurs after that date.

2013 Notes: 99.095% of the principal amount of the 2013 Notes, plus accrued interest, if any, from February 7, 2008, if settlement occurs after that date.

2018 Notes: 99.259% of the principal amount of the 2018 Notes, plus accrued interest, if any, from February 7, 2008, if settlement occurs after that date.

2038 Notes: 97.600% of the principal amount of the 2038 Notes, plus accrued interest, if any, from February 7, 2008, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Schedule II-1

Specified funds for payment of purchase price:

Federal (same-day) funds

Time of Delivery:

10:30 a.m. (New York City time), February 7, 2008

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

2011 Notes: February 7, 2011

2013 Notes: February 15, 2013

2018 Notes: February 15, 2018

2038 Notes: February 15, 2038

Interest Rate:

2011 Notes: LIBOR for three-month U.S. dollar deposits plus 1.30%

2013 Notes: 4.875%

2018 Notes: 6.000%

2038 Notes: 6.875%

Interest Payment Dates:

2011 Notes: February 7, May 7, August 7 and November 7, commencing May 7, 2008.

2013 Notes, 2018 Notes and 2038 Notes: February 15 and August 15, commencing August 15, 2008.

Redemption Provisions:

The 2011 Notes are not redeemable by the Company. The 2013 Notes, 2018 Notes and 2038 Notes are redeemable by the Company, in whole or in part and at any time on not less than 30 nor more than 60 days notice by mail, at the redemption prices described in the Prospectus Supplement.

Sinking Fund Provisions:

No sinking fund provisions.

Schedule II-2

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

February 7, 2008, at 10:30 a.m. at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017

Names and Addresses of Representatives:

As to the 2011 notes, 2013 Notes, 2018 Notes and 2038 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Attn: High Grade Debt Capital Markets

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attn: Office of General Counsel

J.P. Morgan Securities Inc.

270 Park Avenue

New York, NY 10017

Attn: High Grade Syndicate Desk - 8th floor

Schedule II-3

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated February 4, 2008, relating to the 2011 Notes, as filed pursuant to Rule 433 under the Securities Act.

•	Final term sheet, dated February 4, 2008, relating to the 2013 Notes, as filed pursuant to Rule 433 under the Securities Act.

•	Final term sheet, dated February 4, 2008, relating to the 2018 Notes, as filed pursuant to Rule 433 under the Securities Act.

•	Final term sheet, dated February 4, 2008, relating to the 2038 Notes, as filed pursuant to Rule 433 under the Securities Act.

Schedule III-1

SCHEDULE IV

UNITEDHEALTH GROUP INCORPORATED

$250,000,000

FLOATING RATE NOTES DUE FEBRUARY 7, 2011

FINAL TERM SHEET

Dated February 4, 2008

Issuer:	UnitedHealth Group Incorporated
Ratings:	Baa1 /A- /A-
Note Type:	SEC Registered
Trade Date:	February 4, 2008
Settlement Date (T+ 3):	February 7, 2008
Maturity Date:	February 7, 2011
Principal Amount Offered:	$250,000,000
Price to Public (Issue Price):	100%
Interest Rate:	3-month U.S. LIBOR plus 1.30%
Interest Payment and Reset Dates:	February 7, May 7, August 7, and November 7, commencing May 7, 2008
Optional Redemption Provisions:	None
CUSIP:	91324PBL5
ISIN:	US91324PBL58
Joint Book-Runners:	Banc of America Securities LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Co-Managers:	Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
Lehman Brothers Inc.
Loop Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
The Williams Capital Group, L.P.
Other Terms:	Except as otherwise provided in Appendix A hereto, the floating rate notes will have the same terms, including the change of control offer and all covenants, and be subject to the same risks as the notes described in the Issuer’s Preliminary Prospectus Supplement dated February 4, 2008. In general, any reference to the term “notes” in the Preliminary Prospectus Supplement shall be deemed to include the floating rate notes.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this

Schedule IV-1

offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC at 1-800-294-1322 (toll free) or Citigroup Global Markets Inc. at 1-877-858-5407 (toll free) or J.P. Morgan Securities Inc. at 1-212-834-4533 (collect).

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Schedule IV-2

APPENDIX A

Title, Principal Amount, Maturity and Interest

These notes, our 2011 notes, are designated as our floating rate notes due February 7, 2011. We may at any time and from time to time, without the consent of the existing holders of the notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the notes being offered under this prospectus supplement. Any such additional notes, together with the notes, will constitute a single series of securities under the senior indenture. No additional notes may be issued if an event of default under the senior indenture has occurred with respect to the notes. There is no limitation on the amount of other senior debt securities that we may issue under the senior indenture.

The 2011 notes will mature and become due and payable, together with any accrued and unpaid interest, on February 7, 2011.

The interest payable by us on a note on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the note is registered at the close of business on the applicable record date, whether or not a business day, immediately preceding the interest payment date.

The 2011 notes will bear interest at a rate per annum, reset quarterly, equal to LIBOR (as defined below) plus 1.30%, as determined by the calculation agent. U.S. Bank National Association will initially act as the calculation agent for the 2011 notes. We will pay interest on the 2011 notes quarterly on each February 7, May 7, August 7 and November 7, and on the maturity date. The first interest payment date will be May 7, 2008. The regular record dates for payments of interest are the January 23, April 22, July 23 and October 23 immediately preceding the applicable interest payment date. Each payment of interest will include interest accrued through the day before the interest payment date. Interest will be computed on the basis of a 360-day year for the actual number of days elapsed.

Interest on the 2011 notes will accrue from, and including, February 7, 2008, to, and excluding, the first interest payment date and then from, and including, the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date. We will refer to each of these periods as an “interest period.” The amount of accrued interest that we will pay on a 2011 note for any interest period can be calculated by multiplying the face amount of the 2011 note by an accrued interest factor. This accrued interest factor is computed by adding the interest factor calculated for each day from February 7, 2008, or from the last date we paid interest to you, to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

Schedule IV-3

The calculation agent will set the initial interest rate for the 2011 notes on February 7, 2008, and will reset the interest rate on each interest payment date, each of which we will refer to as an “interest reset date.” The second London business day preceding an interest reset date will be the “interest determination date” for that interest reset date. The interest rate in effect on each day that is not an interest reset date will be the interest rate determined as of the interest determination date pertaining to the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date pertaining to that interest reset date.

“LIBOR,” with respect to an interest period, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a three-month maturity that appears on Reuters LIBOR01 at approximately 11:00 a.m., London time, on the interest determination date. If on an interest determination date, such rate does not appear on Reuters LIBOR01 at such time, or if Reuters LIBOR01 is not available on such date, the calculation agent will obtain such rate from Bloomberg’s page “BBAM.” If such rate does not appear on Reuters LIBOR01 or Bloomberg’s page “BBAM” on an interest determination date at approximately 11:00 a.m., London time, then the calculation agent will request the principal London office of each of four major banks in the London interbank market, as selected by the calculation agent, to provide a quotation of the rate (expressed as a percentage per annum) offered by it to prime banks in the London interbank market for three-month deposits in U.S. dollars in a principal amount of at least $1,000,000 at approximately 11:00 a.m., London time, on such interest determination date. If at least two such offered quotations are so provided, the rate for the interest period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the calculation agent will request each of three major banks in New York City, as selected by the calculation agent, to provide a quotation of the rate (expressed as a percentage per annum), offered by it for loans in U.S. dollars to leading European banks having a three-month maturity in a principal amount of at least $1,000,000 at approximately 11:00 a.m., New York City time, on such interest determination date. If at least two such rates are so provided, the rate for the interest period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the interest period will be the rate in effect with respect to the immediately preceding interest period.

“London business day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

“Reuters LIBOR01” means the Capital Markets Report Screen LIBOR01 of Reuters, or any successor service or page, for the purpose of displaying the London interbank rates of major banks for U.S. dollars.

The interest rate on the 2011 notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The calculation agent will, upon the request of any holder of 2011 notes, provide the interest rate then in effect with respect to the floating rate notes. All calculations of the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on us and the holders of the 2011 notes. We may appoint a successor calculation agent with the written consent of the trustee under the senior indenture, which consent shall not be unreasonably withheld.

Schedule IV-4

In the event that a payment of principal or interest is due on a date that is not a business day, we will make the payment on the next business day, but we will consider that payment as being made on the date that the payment was due to you, without any interest or other payment with respect to the delay. When we use the term business day we mean any day except a Saturday, a Sunday or a legal holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close, provided that, with respect to the 2011 notes, the day is also a London business day.

Change of Control Offer

If a Change of Control Triggering Event occurs with respect to the 2011 notes, the 2013 notes, the 2018 notes or the 2038 notes, unless we have exercised our option to redeem such notes as described above, we will be required to make an offer (a “Change of Control Offer”) to each holder of the series of notes with respect to which such Change of Control Triggering Event has occurred to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in such notes. In a Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to the holders of the 2011 notes, to the holders of the 2013 notes, to the holders of the 2018 notes and/or to the holders of the 2038 notes, as the case may be, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

“Rating Event” shall mean (A) with respect to the 2011 notes, the rating on the 2011 notes is lowered by at least two of the three Rating Agencies and the 2011 notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, (B) with respect to the 2013 notes, the rating on the 2013 notes is lowered by at least two of the three Rating Agencies and the 2013 notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, and (C) with respect to the 2018 notes, the rating on the 2018 notes is lowered by at least two of the three Rating Agencies and the 2018 notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies and (D) with respect to the 2038 notes, the rating on the 2038 notes is lowered by at least two of the three Rating Agencies and the 2038 notes are rated below an Investment Grade Rating by at least two of the Rating Agencies, in any case on any day during the period (which period will be extended so long as the rating of the applicable notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the first public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

Schedule IV-5

Book-Entry Issuance

The Depository Trust Company, or DTC, will act as securities depositary for the notes. The 2011 notes, the 2013 notes, the 2018 notes and the 2038 notes will each be initially represented by a global note registered in the name of DTC or its nominee.

Schedule IV-6

UNITEDHEALTH GROUP INCORPORATED

$550,000,000

4.875% NOTES DUE FEBRUARY 15, 2013

FINAL TERM SHEET

Dated February 4, 2008

Issuer:	UnitedHealth Group Incorporated
Ratings:	Baa1 / A- / A-
Note Type:	SEC Registered
Trade Date:	February 4, 2008
Settlement Date (T+3):	February 7, 2008
Maturity Date:	February 15, 2013
Principal Amount Offered:	$550,000,000
Price to Public (Issue Price):	99.695%
Interest Rate:	4.875%
Interest Payment Dates:	February 15 and August 15, commencing August 15, 2008
Benchmark:	U.S. Treasury 2.875% due January 31, 2013
Benchmark Yield:	2.764%
Spread to Benchmark:	218 basis points
Re-offer Yield:	4.944%
Optional Redemption Provisions:
Make – Whole Call:	At any time at a discount rate of U.S. Treasury plus 30 basis points
CUSIP:	91324PBH4
ISIN:	US91324PBH47
Joint Book-Runners:	Banc of America Securities LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Co-Managers:	Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
Lehman Brothers Inc.
Loop Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
The Williams Capital Group, L.P.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC at 1-800-294-1322 (toll free) or Citigroup Global Markets Inc. at 1-877-858-5407 (toll free) or J.P. Morgan Securities Inc. at 1-212-834-4533 (collect).

Schedule IV-7

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Schedule IV-8

UNITEDHEALTH GROUP INCORPORATED

$1,100,000,000

6.000% NOTES DUE FEBRUARY 15, 2018

FINAL TERM SHEET

Dated February 4, 2008

Issuer:	UnitedHealth Group Incorporated
Ratings:	Baa1 / A- / A-
Note Type:	SEC Registered
Trade Date:	February 4, 2008
Settlement Date (T+3):	February 7, 2008
Maturity Date:	February 15, 2018
Principal Amount Offered:	$1,100,000,000
Price to Public (Issue Price):	99.909%
Interest Rate:	6.000%
Interest Payment Dates:	February 15 and August 15, commencing August 15, 2008
Benchmark:	U.S. Treasury 4.250% due November 15, 2017
Benchmark Yield:	3.637%
Spread to Benchmark:	237.5 basis points
Re-offer Yield:	6.012%
Optional Redemption Provisions:
Make – Whole Call:	At any time at a discount rate of U.S. Treasury plus 35 basis points
CUSIP:	91324PBJ0
ISIN:	US91324PBJ03
Joint Book-Runners:	Banc of America Securities LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Co-Managers:	Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
Lehman Brothers Inc.
Loop Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
The Williams Capital Group, L.P.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC at 1-800-294-1322 (toll free) or Citigroup Global Markets Inc. at 1-877-858-5407 (toll free) or J.P. Morgan Securities Inc. at 1-212-834-4533 (collect).

Schedule IV-9

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Schedule IV-10

UNITEDHEALTH GROUP INCORPORATED

$1,100,000,000

6.875% NOTES DUE FEBRUARY 15, 2038

FINAL TERM SHEET

Dated February 4, 2008

Issuer:	UnitedHealth Group Incorporated
Ratings:	Baa1 / A- / A-
Note Type:	SEC Registered
Trade Date:	February 4, 2008
Settlement Date (T+3):	February 7, 2008
Maturity Date:	February 15, 2038
Principal Amount Offered:	$1,100,000,000
Price to Public (Issue Price):	98.475%
Interest Rate:	6.875%
Interest Payment Dates:	February 15 and August 15, commencing August 15, 2008
Benchmark:	U.S. Treasury 4.75% due February 15, 2037
Benchmark Yield:	4.372%
Spread to Benchmark:	262.5 basis points
Re-offer Yield:	6.997%
Optional Redemption Provisions:
Make – Whole Call:	At any time at a discount rate of U.S. Treasury plus 40 basis points
CUSIP:	91324PBK7
ISIN:	US91324PBK75
Joint Book-Runners:	Banc of America Securities LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Co-Managers:	Deutsche Bank Securities Inc.
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
Lehman Brothers Inc.
Loop Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
The Williams Capital Group, L.P.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC at 1-800-294-1322 (toll free) or Citigroup Global Markets Inc. at 1-877-858-5407 (toll free) or J.P. Morgan Securities Inc. at 1-212-834-4533 (collect).

Schedule IV-11

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Schedule IV-12